President

Section 906 Certification under Sarbanes Oxley Act

I, Michael G. Clark, certify that:

1.	I have reviewed this report, filed on behalf of DWS Europe Equity Fund, a series of DWS International Fund, Inc., on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 28, 2007	/s/Michael G. Clark
Michael G. Clark
President
DWS Europe Equity Fund, a series of DWS International Fund, Inc.

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of DWS Europe Equity Fund, a series of DWS International Fund, Inc., on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 28, 2007	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
DWS Europe Equity Fund, a series of DWS International Fund, Inc.